Jacksonville Lease
File Copy

INTERSTATE SOUTH COMMERCE CENTER

LEASE AGREEMENT

Between

WINDSOR AT INTERSTATE SOUTH LLC,
a Delaware limited liability company

Landlord

and
Emtec, Inc. a
New Jersey Corporation

Tenant
Date: 09 February 2009

Address: 11 Diamond Road
Springfield, NJ 07081

LEASE AGREEMENT

SINGLE STORY FLEX BUILDING

FLORIDA
DUVAL COUNTY

THIS LEASE AGREEMENT ("Lease"), is made and entered into as of the

9th day of December, 2009
by and between

WINDSOR AT INTERSTATE SOUTH LLC, a Delaware limited liability company
hereinafter referred to as "Landlord"

AND

Emtec, Inc, a New Jersey Corporation
hereinafter referred to as "Tenant"

STATEMENT OF PURPOSES

Landlord is the owner of Interstate South Commerce Center, an office, research and development and distribution park located in the City of Jacksonville, County of Duval, Florida. Landlord and Tenant have agreed that Landlord shall lease to Tenant and Tenant shall lease from Landlord certain space located at 9450 Philips Highway, Suite #1, Jacksonville, Florida and have agreed to enter into this Lease to evidence the terms and conditions of the leasing of the space by Landlord to Tenant.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are mutually acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE 1
BASIC PROVISIONS

SECTION 1.01 - THE DEMISED PREMISES

Subject in all respects to the terms, conditions, agreements and limitations of this Lease, the Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described space, hereinafter referred to as the "Demised Premises":

> That area indicated as the Demised Premises on EXHIBIT A attached hereto and incorporated herein by reference, which contains approximately 7,563 rentable square feet, herein referred to as the "Rentable Square Feet", as measured from the centerlines of all demising and exterior walls, and which is designated as Suite # 1.

The Demised Premises are located in Building 9450 Philips Highway herein referred to as the "Building" within that certain business park known as Interstate South Commerce Center. The Building and all other buildings within Interstate South Commerce Center are located on land (the "Land") legally described in EXHIBIT B attached hereto. The Land and all improvements thereto including the Building and other buildings located on the Land are

for the period April 1, 2014 through March 31, 2017, (any renewed period(s) hereafter referred to as "Renewal Term"). Tenant may exercise the Renewal Term option by giving Landlord written notice in accordance herewith of its intent to exercise the option not less than one hundred and twenty 120 days prior to the end of the Term. During any renewal period the terms and conditions of this Lease shall remain the same except that the Annual Minimum Rent shall be as set forth in Section 1.04 below.

Landlord and Tenant agree to sign a statement confirming the actual Commencement Date as soon as it is determined (EXHIBIT D the "Acceptance of Demised Premises Memorandum"). If no Acceptance of Demised Premises Memorandum is executed by both Landlord and Tenant, the Commencement Date shall be the earlier of (i) the date on which Tenant takes possession of any part of the Demised Premises or (ii) February 1, 2009.

SECTION 1.03 - USE OF THE DEMISED PREMISES

Subject to the general limitations of Section 4.01 and to the terms, limitations, conditions and agreements contained herein, Tenant may use the Demised Premises for the following purposes but for none other without Landlord's prior written consent: general office and warehouse use for an information technology company providing consulting services, service repair, system configuration and products to commercial, educational institutions, U.S. federal, state and local government clients and other lawful purposes.

SECTION 1.04 - RENT AND ADJUSTMENTS TO RENT

Each Lease Year (as defined below) during the Term of this Lease, Tenant shall pay rent ("Minimum Annual Rent") to the Landlord in consecutive monthly installments ("Monthly Minimum Rent") due on the first day of each calendar month, without notice, demand, deduction or setoff, payable to Landlord by U.S. Mail to Windsor Property Management Commercial Lockbox, P.O. Box 100702, Atlanta, GA 30384-3216 or such other address as Landlord may specify in writing, all as shown on the following table (the "Minimum Rent Chart"):

Lease Year*	Minimum Annual Rent	Minimum Monthly Rent	Annual Minimum Rent per Rentable Square Foot
Months 1- 2*	NA	$4,600.83	$7.30
Year 1 (Months 3 – 14)	$ 52,209.90	$4,600.83	$7.30
Year 2 (Months 15 – 26)	$ 57,100.65	$4,758.39	$7.55
Year 3 (Months 27 – 38)	$ 58,991.40	$4,915.95	$7.80
Year 4 (Months 39 – 50)	$ 60,882.15	$5,073.51	$8.05
Year 5 (Months 51 – 62)	$ 62,772.90	$5,231.08	$8.30
Year 6 (Tenant's option)	$ 62,394.75	$5199.56	$8.25
Year 7 (Tenant's option)	$ 64,285.50	$5357.13	$8.50
Year 8 (Tenant's option)	$ 66,176.25	$5514.69	$8.75

* Landlord hereby agrees to waive Tenant's payment of Minimum Annual Rent during the first Two (2) Months following the Commencement Date (the "Abatement Period"). Notwithstanding the foregoing, Tenant hereby agrees to pay Tenant's proportionate share of Operating Expenses in accordance with Article 2 below during the full Term of the Lease, including the Abatement Period set forth herein. The entire amount of the Minimum Annual Rent otherwise due and payable during the Abatement Period, shall become immediately due and

to as "Renewal Term"). Tenant may exercise the Renewal Term option by giving Landlord written notice in accordance herewith of its intent to exercise the option not less than one hundred and twenty 120 days prior to the end of the Term. During any renewal period the terms and conditions of this Lease shall remain the same except that the Annual Minimum Rent shall be as set forth in Section 1.04 below.

Landlord and Tenant agree to sign a statement confirming the actual Commencement Date as soon as it is determined (EXHIBIT D the "Acceptance of Demised Premises Memorandum"). If no Acceptance of Demised Premises Memorandum is executed by both Landlord and Tenant, the Commencement Date shall be the earlier of (i) the date on which Tenant takes possession of any part of the Demised Premises or (ii) February 9, 2009.

SECTION 1.03 - USE OF THE DEMISED PREMISES

Subject to the general limitations of Section 4.01 and to the terms, limitations, conditions and agreements contained herein, Tenant may use the Demised Premises for the following purposes but for none other without Landlord's prior written consent: general office and warehouse use for an information technology company providing consulting services, service repair, system configuration and products to commercial, educational institutions, U.S. federal, state and local government clients and other lawful purposes.

SECTION 1.04 - RENT AND ADJUSTMENTS TO RENT

Each Lease Year (as defined below) during the Term of this Lease, Tenant shall pay rent ("Minimum Annual Rent") to the Landlord in consecutive monthly installments ("Monthly Minimum Rent") due on the first day of each calendar month, without notice, demand, deduction or setoff, payable to Landlord by U.S. Mail to Windsor Property Management Commercial Lockbox, P.O. Box 100702, Atlanta, GA 30384-3216 or such other address as Landlord may specify in writing, all as shown on the following table (the "Minimum Rent Chart"):

Lease Year*	Minimum Annual Rent	Minimum Monthly Rent	Annual Minimum Rent per Rentable Square Foot
Months 1- 2*	NA	$4,600.83	$7.30
Year 1 (Months 3 – 14)	$ 55,209.90	$4,600.83	$7.30
Year 2 (Months 15 – 26)	$ 57,100.65	$4,758.39	$7.55
Year 3 (Months 27 – 38)	$ 59,369.55	$4,947.46	$7.85
Year 4 (Months 39 – 50)	$ 60,882.15	$5,073.51	$8.05
Year 5 (Months 51 – 62)	$ 62,772.90	$5,231.08	$8.30
Year 6 (Tenant's option)	$ 62,394.75	$5199.56	$8.25
Year 7 (Tenant's option)	$ 64,285.50	$5357.13	$8.50
Year 8 (Tenant's option)	$ 66,176.25	$5514.69	$8.75

* Landlord hereby agrees to waive Tenant's payment of Minimum Annual Rent during the first Two (2) Months following the Commencement Date (the "Abatement Period"). Notwithstanding the foregoing, Tenant hereby agrees to pay Tenant's proportionate share of Operating Expenses in accordance with Article 2 below during the full Term of the Lease, including the Abatement Period set forth herein. The entire amount of the Minimum Annual Rent otherwise due and payable during the Abatement Period shall become immediately due and payable upon the occurrence of an Event of Default by the Tenant under this Lease.

SECTION 1.06 - PAYMENT OF RENTS, LATE PAYMENT, NON-PAID CHECK

The covenant of Tenant to pay rents is and shall be independent of any and all other covenants of this Lease and all rents shall be payable in legal tender of the United States of America for the payment of public or private debts.

In addition to such remedies as may be provided under Article 12, if any payment of Rent is not paid within five (5) days of the due date therefor, then, in addition to the payment then due, Tenant shall pay Landlord, a late charge of five percent (5%) of the amount then due. Any payment of Rent which is not paid when due shall also bear interest on the payable amount from the due date until paid at the rate of eighteen percent (18%) per annum or the maximum interest rate permitted by law, whichever is lower. If any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason not attributable to Landlord, Tenant shall pay an administrative charge to Landlord of Fifty and 00/100 Dollars ($50.00). Tenant recognizes and agrees that these charges represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord resulting from the events described. Should Tenant's check be so returned or dishonored on more than one occasion during the Term of this Lease (or any renewal or extension thereof), then, from and after the second dishonor or return of Tenant's check, all subsequent payments due hereunder during the remainder of the Term of this Lease (and all renewals and/or extensions thereof) shall be tendered to Landlord by certified or cashier's check. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with or without an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

ARTICLE 2
ADDITIONAL RENT

SECTION 2.01 - SHARE OF OPERATING EXPENSES

In addition to Minimum Rent, Tenant agrees to pay to Landlord, as Additional Rent, each calendar year or portion thereof falling within the Term, Tenant's proportionate share of any Operating Expenses (as hereinafter defined) incurred by or accrued as an expense of Landlord or its agents on account of operating, maintaining, managing, repairing (including replacements as deemed necessary by Landlord) the Building and Property and all appurtenances thereto and all Common Areas therein or thereon, as hereinafter defined.

Tenant's proportionate share of the total of all Operating Expenses allocable to the Building and Property shall be calculated by dividing the Rentable Square Feet of the Demised Premises stated in Section 1.01 hereof by an amount which is equal to the rentable square feet contained in all of the buildings upon the Property, and multiplying such quotient by the total Operating Expenses. It is agreed that the rentable square feet contained in all of the buildings upon the Property is, as of the date of this Lease, **two hundred sixty thousand seventy two (260,062) square feet.** Tenant acknowledges that Tenant's proportionate share under this Lease shall be calculated as provided herein, but is subject to change based upon Landlord's method of allocation of any costs, charges or assessments, in any manner which Landlord may, in its commercially reasonable discretion, deem to be a fairer or more equitable allocation thereof. For example, if any building upon the Property is occupied by a single tenant and such tenant pays any or all of the Operating Expenses solely benefiting such building directly, the denominator used to calculate Tenant's proportionate share of such Operating Expenses would be reduced by the rentable square footage of such single-tenant building. Tenant acknowledges that Landlord

The term "Operating Expense" as used herein, shall include all costs of ownership, operation, maintenance, and management of the Building, and the Property (including all Common Areas therein) and all appurtenances thereto as determined in accordance with generally accepted accounting principles, and shall include, but not be limited to the following: building supplies; ad valorem real and personal property taxes and other governmental charges; utility and service charges attributable to Common Areas or paid by Landlord; property, casualty, liability and other insurance premiums; deductibles paid in connection with any insurance policies; trash removal and recycling expenses, repairs, maintenance and service contracts for the Building or Property (including all Common Areas), and all related mechanical equipment; property management fees; wages and salaries of all persons engaged in the maintenance, management and operation of the Property at or below the level of senior property manager; grounds maintenance; security; removal of snow and ice; parking maintenance replacement and striping; landscaping (including irrigation); the amortized amount of any capital expenditure (amortized over the useful life of the improvement) incurred to reduce Operating Expenses or as required by any applicable law or which may be required by Landlord's insurance carrier and all other similar costs and expenses. The examples set forth above are not intended to limit the Operating Expenses for which Tenant is responsible, it being the intention of the parties that this Lease be construed and treated as a so-called "Triple Net Lease" which shall, except as hereinafter expressly provided to the contrary, yield net to Landlord the Minimum Annual Rent, and that all costs and expenses including, but not limited to taxes, insurance, utilities, maintenance, repairs and obligations of every kind or nature whatsoever relating to the Demised Premises and the Property which may arise or become due during the Term, shall be paid directly or indirectly by Tenant.

If the State of Florida or any political subdivision thereof or any governmental or quasi-governmental authority having jurisdiction over the Building and Property should specifically impose a tax, assessment, charge or fee or specifically increase a then existing tax, assessment, charge or fee, which Landlord shall be required to pay, either by way of substituting for said real estate taxes or assessed against the Building or Property, or in addition thereto, or impose an income or franchise tax or tax on rents in substitution for a general tax levied against the Building or Property, or an addition thereto, such taxes, assessments, charges or fees shall be deemed to constitute a real property tax hereunder to the extent said taxes are in substitution therefore or in addition thereto. A copy of tax bills or assessment bills submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Landlord's reasonable expenditures for attorney's fees, appraiser's fees, consultant's fees and other costs incurred during the Term of this Lease without regard to the tax year involved, in any efforts by Landlord to minimize ad valorem personal and real property taxes, and other governmental charges, which rights are reserved to Landlord, shall be included in the definition of ad valorem real and personal property taxes and other governmental charges for the purposes of this Section. If Landlord should receive a refund of any such taxes or charges, the Tenant will share proportionately in same, after deduction for all of Landlord's expenses in obtaining any such refund. Landlord's and Tenant's obligations under this Section shall survive the expiration of the Term of this Lease.

The term "Operating Expense" shall not include any income tax of Landlord, any depreciation on the Building or any depreciation on equipment therein, interest, or real estate broker's commission for any sale or for securing the execution of any lease, expenses for repairs or other work occasioned by condemnation or fire or other casualty to the extent reimbursed by condemnation or insurance proceeds, any expense fully reimbursed to Landlord by Tenant or any other tenant of the Property, or legal expenses incurred in connection with leasing space or enforcement of leases.

Notwithstanding the foregoing, Tenant's Additional Rent for calendar year 2009 shall be based on $3.01 per square foot

cumulative basis over the amount for the immediately preceding calendar year, beginning with the actual Controllable Expenses per rentable square foot for the year ending December 31, 2011. . In no event shall there be any annual limit on increases to Tenant's Share of Operating Expenses which are not Controllable Operating Expenses.

SECTION 2.02 - ADDITIONAL RENT - CERTAIN TAXES

Tenant shall further pay as Additional Rent any sales or use tax imposed on rents due from Tenant (other than City, State or Federal Income Tax), and to the fullest extent lawful, any tax on rents in lieu of ad valorem taxes on the Building or Property, even though laws imposing such taxes attempt to require Landlord to pay the same. Tenant shall pay to Landlord monthly sales tax on all Minimum Monthly Rent and Additional Rent which shall be remitted by Landlord to the Florida Department of Revenue or other appropriate taxing authority. The term "sales tax" means all Florida state, county, and/or municipal sales, use, or similar taxes, and surcharges and all other local option surtaxes and/or surcharges assessed upon or in relation to Minimum Annual Rent and Additional Rent and all other sums of money or considerations due and payable to Landlord by Tenant or any other person who is occupying, using, or entitled to use the Premises at the tax rates in effect from time to time during the Lease Term together with interest and penalties thereon, if any. Tenant shall be responsible for and pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Demised Premises by Tenant.

SECTION 2.03 - NOTICE

Landlord shall from time to time send to Tenant, in writing, a statement of the amount of any increase in Tenant's proportionate share of estimated Operating Expenses and any applicable taxes or rents payable by Tenant under Sections 2.01 and 2.02 hereof.

SECTION 2.04 - PAYMENT IN ADVANCE

Tenant shall pay to Landlord each month, due and collectible at the same time as Monthly Minimum Rent, one twelfth (1/12) of the amounts, if any, reasonably computed by Landlord to be Tenant's anticipated annual charges for Operating Expenses, in anticipation of Operating Expenses due for the then current calendar year and all such monthly payments shall be applied to Tenant's Additional Rent for the then current calendar year. If the Term commences on any day other than the first day of a calendar month, then the Tenant shall pay, as Additional Rent, on or before the Commencement Date, a prorata portion of the monthly amount calculated above, equal to such anticipated monthly amount for Operating Expenses the first calendar year, divided by thirty (30) and multiplied by the number of days remaining in the month, beginning with the Commencement Date and ending with the last day of the calendar month in which the Commencement Date occurs. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant an operating statement showing the actual Operating Expenses incurred for the preceding calendar year. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's proportionate share of the actual Operating Expenses and the monthly estimated payments made by Tenant during said year. Any additional sum owed by Tenant to Landlord shall be paid within twenty (20) days of receipt of the operating statement. Any refund owned by Landlord to Tenant shall be credited toward Tenant's next month's payment of Rent. Landlord's failure or delay in providing such statement within such one hundred twenty (120) day period shall in no way excuse Tenant from its obligation to pay its proportionate share of Operating Expenses in accordance with this Article 2. Further, Tenant's failure to give Landlord written notice to any objection to the statement within one-hundred twenty (120) days after the statement is sent or sixty (60) days after making payment shall constitute a waiver of any objection or inquiry Tenant

All charges, costs and sums required to be paid by Tenant to Landlord hereunder other than Minimum Annual Rent, including without limitation the charges, costs and sums set forth in this Article, shall be considered "Additional Rent", which shall be due and payable as set forth herein, or if no time for payment is set, upon demand.

ARTICLE 3
ACCEPTANCE/ LANDLORD'S WORK

SECTION 3.01 - TENANT'S ACCEPTANCE OF PREMISES/LANDLORD'S WORK

Tenant represents to the Landlord that it has examined and inspected the Demised Premises and finds them to be as represented by the Landlord and satisfactory for Tenant's intended use. Tenant hereby accepts the Demised Premises "as is" except for Landlord's Work, as listed in and pursuant to EXHIBIT C. Landlord's Work shall be completed at Landlord's sole cost (and not to be added to any subsequent charges to Tenant) before the Commencement Date.

ARTICLE 4
USE OF THE PROPERTY BY THE TENANT

SECTION 4.01 - USE GENERALLY

Tenant may use the Demised Premises for the purposes stated in Section 1.03 hereof but for none other without Landlord's prior written consent, provided, however, notwithstanding the generality of the foregoing, in no event shall Tenant make any use of the Demised Premises, the Building, the Common Areas or any portion of the Property which is in violation of any applicable laws, ordinances, statutes, rules or regulations affecting the Demised Premises, the Building, the Common Areas or any portion of the Property, including without limitation general rules and regulations proscribed from time to time by Landlord for the use thereof and restrictions with respect to employee parking in designated employee parking areas as may be developed from time to time by Landlord and delivered to Tenant or posted in the Building or upon the Property insofar as they might relate to Tenant's use and occupancy of the Demised Premises, nor may Tenant make any use of the Demised Premises not permitted by any present or future lawful restrictive covenants which apply to the Demised Premises, or which is or might constitute a nuisance, or which increases the property, casualty or other insurance premiums (or makes any such insurance unavailable to Landlord or other tenants) on the Building and Property.

Tenant shall not permit its contractors, agents, employees, guests or invitees to place excessive loads on the parking lots and drives.

Tenant shall not permit its contractors, agents, employees, guests or invitees to place excessive loads on the floors of the Building. The maximum load shall not exceed Eight Hundred (800) pounds per square foot.

Tenant shall not allow any animals in the Demised Premises, the Building, or the Property other than "seeing eye" dogs that are trained for and engaged in the assistance of one or more visually impaired individuals. Tenant shall not allow any odors, noise, vibration, or dust to emanate from the Demised Premises except for noises typically accompanying a general office and warehouse use (not taking into consideration Tenant's specific business or operations), or de minimus odors or dust likely to be encountered in any exterior setting; provided in no event shall Tenant allow any odors, noise, vibration or other substance to emanate from the Demised Premises which is or would be harmful to a person's health or safety or objectionable or offensive to Landlord or any other tenants in Landlord's reasonable determination. Tenant shall not allow cooking in the Demised Premises other than by household type microwave.

discretion. Notwithstanding the foregoing, prior notice and Landlord's consent shall not be required for small amounts of household cleaners and office machine supplies so long as the same are stored, maintained and used in compliance with all Environmental Laws, as defined below. If Tenant wishes to use, generate, store or dispose of Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord at least thirty (30) days prior to the date Tenant wishes to start using, generating, storing or disposing of such Hazardous Materials, a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, generated on, or disposed of from, the Demised Premises. Landlord's consent to the use, generation or storage of Hazardous Materials shall not be construed as a representation or warranty that such use, generation or storage complies with Environmental Laws, and notwithstanding Landlord's consent, Tenant shall at all times and in all respects comply with all Environmental Laws.

The term " Environmental Laws" shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Demised Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, biologically active or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended. As used herein, the term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant which is biologically active, or listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Laws, including, without limitation, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), or polychlorinated biphenyls.

Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold harmless Landlord, and each of Landlord's partners, directors, officers, employees, agents, attorneys, successors, and assigns, for, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, including, without limitation, diminution in the value of the Demised Premises or the Property, damages for the loss or restriction of use of rentable or usable space or of any amenity of the Demised Premises or the Building, costs or expenses (including attorney's fees, consultant fees, and expert fees) for the death of or injury to any person, damage to any property, or any fines, penalties or claims whatsoever, arising from or caused in whole or in part, directly or indirectly, (a) by the presence in, on, under, or about the Demised Premises, or any discharge or release in or from the Demised Premises of any Hazardous Materials, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Materials to, in, on, under, about, or from the Demised Premises or the Property, or (b) Tenant's failure to comply with any Environmental Laws. Tenant's obligations under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Demised Premises or the Property, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith. Tenant's obligations under this Section shall survive the expiration or earlier termination of the Term of the Lease. For purposes of the release and indemnity provision thereof, any acts or omissions of Tenant, or by Tenant's Representatives or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant. As defined in Environmental Laws, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Demised Premises by Tenant or any of Tenant's Representatives, and the wastes, by-products, or residues generated, resulting, or

paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 4.02, in which case, the reasonable cost of such Audit, and the reasonable cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

For the purposes of Tenant's obligations under this Section 4.02, the term "Property" shall include the Demised Premises, Building, all Common Areas, the Land and all other real estate in the Interstate South Commerce Center; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the Land and other real estate within the Interstate South Commerce Center.

Failure of Tenant to comply with any provision of this Section 4.02 of the Lease shall be an Event of Default under this Lease.

Landlord shall indemnify, defend and hold Tenant and its employees and agents harmless from any claims, demands, costs, losses and/or liabilities arising from or caused in whole or in part, directly or indirectly, by the presence in, on, under, or about the Demised Premises, Building or Property, or any discharge or release in or from the Demised Premises, Building or Property, of any Hazardous Materials unrelated to Tenant, including prior to Tenant's occupancy.

SECTION 4.03 - PAYMENT FOR UTILITIES FOR DEMISED PREMISES

Tenant shall pay promptly and before any delinquency for nonpayment all charges for utilities serving the Demised Premises, including without limitation, electricity, gas, and telephone. In the event that any utilities are not separately metered for Tenant, Tenant shall pay its proper pro-rata portion of such utilities in common with others using such utilities off the same meter as Additional Rent. On request of Landlord or Tenant, Tenant's use of any particular utility shall be determined by appropriate survey of Tenant's equipment, by monitoring of submeters, or other method fairly evaluating Tenant's use, and after such determination, Tenant's charges for utilities uses surveyed shall be adjusted in accordance with such determinations. In the event Tenant's use of any utilities on a common meter are irregular or disproportionate, either Landlord or Tenant shall have the option as to future charges to have installed at Tenant's expense separate meters for the utilities in question.

ARTICLE 5
REPAIRS AND MAINTENANCE BY THE TENANT; ALTERATIONS

SECTION 5.01 - REPAIRS AND MAINTENANCE

Tenant shall keep and maintain all utilities located in or exclusively serving the Demised Premises in good working order and operating condition at all times. Tenant shall maintain, repair, or replace (and so deliver at the end of the Lease Term) each and every part of the Demised Premises, including without limitation, all interior glass, interior doorways and doors, interior walls, interior ceilings, interior floors, plumbing, fire protection sprinkler systems, and all equipment (including but not limited to electrical lines and equipment such as bulbs and ballasts, HVAC, and sprinkler heads) located within the Demised Premises, all equipment or other items located outside the Demised Premises that serve solely the Demised Premises, (e.g. HVAC equipment located on the roof of the Building), all equipment in the dock areas serving the Demised Premises (such as Tenant's electrical services, gas services, etc.) and all equipment serving the dock areas that are part of the Demised Premises (including dock levelers, dock seals and rear canopies, and dock doors) in first class repair and condition, and shall make at Tenant's sole cost and expense such replacements, restorations, renewals or repairs, in quality equivalent to the original work replaced, as may be required to so maintain the same, ordinary wear and tear

insured HVAC repair firm approved or designated by Landlord. Alternatively, Landlord may elect, in its sole discretion, to provide HVAC repair and maintenance as part of Operating Expenses Tenant shall comply with all applicable laws with respect to all wires, cables and similar installations appurtenant thereto, including but not limited to, power, telecommunications, security and data cabling installed by Tenant or Tenant's agents or contractors, whether installed in the Demised Premises or elsewhere in the Building, including, without limitation, the plenums or risers of the Building (collectively "Wires"). On or before the expiration or earlier termination of this Lease, Tenant shall remove all Wires whether or not contained within conduits, unless otherwise agreed or instructed by Landlord in writing as set forth in Section 12.03 below. Tenant shall maintain and care for its personal property on the Demised Premises, insure the same and, subject to the waiver of subrogation terms contained herein, shall neither have nor make any claim against Landlord for any loss or damage to the same.

SECTION 5.02 - ALTERATIONS

Other than as required pursuant to Tenant's obligations to make repairs and maintain the Demised Premises, Tenant shall make no exterior or interior alterations, improvements or additions without Landlord's prior written consent, and in any case, all work performed by Tenant shall be done in a good and workmanlike manner, and so as not to disturb or inconvenience other tenants in the Building or on the Property. Upon termination or expiration of the Term of this Lease, Tenant shall remove any alterations, improvements and additions to the Demised Premises performed by Tenant, Tenant's agents and contractors except for such alterations, improvements or additions as Landlord may specifically require, in writing, Tenant to leave and Tenant shall repair any damage caused by such removal, all as set forth in Section 12.03 below. Tenant shall not at any time permit any work to be performed on the Demised Premises except by duly licensed contractors or artisans approved by Landlord, each of whom must carry general public liability insurance, in such amounts as are reasonably directed by Landlord and under which Landlord is an additional insured, certificates of which shall be furnished to Landlord. At no time may Tenant or Tenant's contractors, agents or employees do any work that results in a claim of lien against the Demised Premises or any other property of the Landlord. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Demised Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises, the Building or the Property, or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Demised Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Demised Premises or the Building as provided by law. If Tenant, in good faith, contests the validity of any such lien, claim, or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord, the Demised Premises, the Building or the Property, upon the condition that if Landlord shall so require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord, in an amount equal to such contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Demised Premises, the Building and the Property free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorney fees and costs participating in such action if Landlord decides it is in Landlord's best interest to do so. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises. Tenant is hereby informed that Landlord may have

connections: water and sewer connections in common with other tenants, telephone line connections providing access to the local public telephone company, normal electrical connections, and natural gas connections.

SECTION 6.02 - LANDLORD'S REPAIRS

Landlord will maintain the foundations, water mains, sewer mains, sprinkler mains, structural and glass portions of the exterior shell of the Building, including the exterior roof, exterior walls, exterior windows and exterior doors of the Demised Premises, and landscaping and paving on the Common Areas in good order and repair. Notwithstanding the foregoing sentence, Tenant shall pay the costs of any such repairs caused by the acts of Tenant, its employees, agents, invitees, licensees, or contractors. Tenant agrees to give Landlord written notice of the necessity for any repairs required to be made by Landlord, and Landlord shall have a reasonable period of time thereafter to make such repairs. All maintenance, repairs and replacements in this Section 6.02 shall be part of the Operating Expenses.

ARTICLE 7
COMMON AREAS

SECTION 7.01 - DEFINITION OF COMMON AREAS

For purpose of this Lease, the term "Common Areas" shall mean all areas, improvements, space, equipment and special services in or adjacent to the Building or upon the Property provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including without limitation any existing or future entrance ways, exits, roads, detention ponds, parking lots, walkways and other common spaces upon the Property from time to time designated as Common Areas by the Landlord.

SECTION 7.02 - USE OF COMMON AREAS

Provided there is no uncured Event of Default by Tenant under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, so much of the Common Areas as may be designated for common use from time to time by the Landlord, subject, however to the terms and conditions of this Lease and to such rules and regulations for the use thereof as may be proscribed from time to time by Landlord. Tenant acknowledges that Landlord may limit or condition access to or use of certain Common Areas, including, but not limited to, Building plenums and risers, wiring conduits, drainage areas and detention ponds, fire lanes and dock areas.

SECTION 7.03 - CHANGES AND ALTERATIONS OF COMMON AREAS

The Landlord reserves the rights, at any time and from time to time to increase or decrease the size of and to alter the configuration of the Common Areas. In the event of any such change or alteration, Landlord shall not be liable to Tenant therefor, and Tenant shall not be entitled to any compensation or diminution or abatement of Monthly Minimum Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

ARTICLE 8
INSURANCE AND INDEMNITY

SECTION 8.01 - INSURANCE ON THE BUILDING AND CERTAIN IMPROVEMENTS

During the Term of this Lease and any extensions or renewals thereof, the Landlord shall

SECTION 8.02 - TENANT'S PUBLIC LIABILITY INSURANCE

Tenant shall, at all times during the Term hereof, at its sole cost and expense, procure and maintain in force and effect a valid and enforceable policy or policies of commercial general liability insurance written on an "occurrence" basis and issued by a company or companies with an A.M. Best rating of at least "A" Class X or otherwise approved by Landlord and authorized to issue insurance policies in the state of Florida. Such policy or policies shall insure against loss, damage or liability for injury to or death of persons, personal injury and loss or damage to property, as per standard ISO Form CG 0001 or its equivalent occurring from any cause whatsoever in, upon or about the Demised Premises including any adjoining sidewalks, passageways, parking areas, driveways and other Common Areas. Such policies of liability insurance shall name Landlord and its designated property manager as an additional insured and shall be in amounts and afford coverage against perils all as is reasonably required from time to time by Landlord. Coverage shall initially be in the combined single limit amount of at least Two Million Dollars ($2,000,000.00) per occurrence and a combined annual aggregate limit of at least Five Million Dollars ($5,000,000.00); provided if Tenant has other locations that it owns or leases, the general aggregate limit shall apply on a per location basis and the policy shall include an aggregate limit per location endorsement.

SECTION 8.03 - INSURANCE OF TENANT'S PROPERTY

Tenant hereby acknowledges and agrees that it will secure and maintain insurance for direct damage and loss of business income resulting from damage to its fixtures, trade fixtures, personal property and any and all other property of the Tenant or of any third parties which may from time to time be stored or maintained in, on or around the Demised Premises and Building for perils covered by the ISO cause of loss—special form together with coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be maintained in such amounts as shall be necessary to cover the replacement cost thereof without co-insurance. Such insurance shall be issued by a company or companies with an A.M. Best rating of at least "A" Class X or otherwise satisfactory to Landlord and authorized to issue insurance policies in the state of Florida.

SECTION 8.04 - OTHER TENANT INSURANCE

Tenant shall secure and maintain (i) worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state of Florida, including employer's liability insurance in the limits required by the state of Florida; (ii) if Tenant operates owned, hired or non-owned vehicles on the Property, comprehensive automobile liability at a limit of liability not less than One Million Dollars ($1,000,000.00) combined bodily injury and property damage per occurrence and (iii) such other insurance as Landlord may reasonably request. All such insurance shall be issued by a company or companies with an A.M. Best rating of at least "A" Class X, or otherwise satisfactory to Landlord and authorized to issue insurance policies in the state of Florida.

SECTION 8.05 - INSURANCE RATING

Tenant will not conduct, or permit to be conducted, any activity, will not place any equipment or materials in or about the Demised Premises, Building, or Property, and will not take nor allow its contractors, employees, agents, guests or invitees to take any action which will, in any way, violate any requirement of Landlord's insurance policies or which will increase the rate of property, casualty, liability or other insurance on the Demised Premises or on the Building or Property or their operation, or which makes any property, casualty, liability or other insurance on thereon unavailable to Landlord from companies acceptable to the Landlord. However, in the event the Tenant shall take any such action then, in addition to and not in

certified copies of policies or certificates of insurance bearing notations evidencing the payment of premiums and evidencing the insurance coverage required to be carried by Tenant. Each policy and certificate shall contain an endorsement or provision requiring not fewer than thirty (30) days written notice to Landlord prior to the cancellation, diminution in the perils insured against or reduction of the amount of coverage of the particular policy in question.

SECTION 8.07 - INSURANCE POLICY REQUIREMENTS

Tenant's insurance policies required by this Lease shall (i) be primary policies, (ii) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (iii) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000.00) unless specifically approved in writing by Landlord, and (iv) be maintained during the entire Term and any extensions or renewals hereof. Not more frequently than once every three (3) years, Landlord may require the limits of any of the insurance required to be maintained by Tenant hereunder to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. In no event shall the limits of Tenant's insurance be considered as limiting the liability of Tenant under this Lease.

SECTION 8.08 - WAIVER OF SUBROGATION

All policies of insurance carried or maintained by Tenant and Landlord shall include a waiver of subrogation of any and all claims against one another. The Tenant and Landlord hereby agree that each will look solely to its insurance policies for recovery of any loss insured or required to be insured by it hereunder and further confirm and agree that in no event will either of them make any claim against the other for any loss insured or required to be insured by them hereunder. For the purposes of this waiver of subrogation, Tenant shall be deemed to have waived any claim for amounts that Tenant has self-insured, provided this shall not be considered consent for Tenant to self-insure.

SECTION 8.09 - RELEASE

Landlord hereby releases Tenant and Tenant's agents and employees, but only to the extent of Landlord's insurance coverage, including any deductible, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Landlord's insurance policies covering the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, its agents, employees, or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Landlord's policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Landlord to recover under such policy .Landlord does not waive and hereby reserves the right to secure compensation from Tenant for any amounts not paid because of deductibles (Tenant's liability not to exceed a Landlord deductible of $10,000) if the loss shall be brought about by the default, negligence or other action of the Tenant, its agents, employees or any of them.

Tenant hereby releases Landlord and Landlord's agents and employees, but only to the extent of Tenant's insurance coverage, including any deductible, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Tenant's insurance policies covering any property of Tenant stored at the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, its agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Tenant to recover under such policy.

damage to property arising from or out of any occurrence in, upon or at the Demised Premises or (ii) resulting from or arising out of the occupancy or use by Tenant of the Demised Premises, the Building, or the Property or any part thereof, and (iii) arising out of Tenant's failure to maintain such insurance as Tenant is required to maintain under this Lease.

Landlord hereby indemnifies Tenant and Tenant's agents and employees and agrees to defend and hold them harmless from any and all claims, causes of action, damages, liabilities, costs, judgments, expenses, and losses, including without limitation reasonable attorneys fees and expenses, arising out of Landlord's failure to maintain such insurance as Landlord is required to maintain under this Lease.

SECTION 8.11 NOTIFICATION

Tenant agrees to give Landlord prompt notice of any accidents or occurrences subject to the provisions of this Article 8.

ARTICLE 9
LANDLORD'S RESERVED RIGHTS

SECTION 9.01 - ALTERATIONS AND ADDITIONS TO BUILDINGS AND PROPERTY

Landlord hereby reserves the right at any time and from time to time to make alterations or additions to the Building and Property and to install, maintain, use, repair and replace pipes, ducts, conduits and wires located in the Demised Premises but serving other parts of the Building or Property; provided that such activities undertaken by Landlord do not materially interfere with Tenant's use of the Demised Premises. Landlord's right to make such alterations or additions shall include without limitation the rights to build additional stories onto the Building, to construct such parking facilities as may be necessary or desirable, and to comply with applicable laws.

It is understood and agreed that the description of the Demised Premises as set forth in EXHIBIT A hereof and the location of the Demised Premises in the Building shall be subject to such changes as may be certified by Landlord's architect as necessary for engineering or architectural purposes for the construction of the improvements to be constructed thereon, so long as such changes do not materially change the Demised Premises or adversely affect access to the Demised Premises. Any such changes so certified shall not invalidate this Lease and the description and location of the Demised Premises shall be deemed to have been expressly modified and amended herein in accordance with such changes.

SECTION 9.02 - RELOCATION OF TENANT

The Landlord shall have the right from time to time during the Term to relocate the Demised Premises from their present location within the Building to another location within the Property having comparable quality and comparable rentable square footage to the Demised Premises; provided that the Landlord gives the Tenant written notice of the Landlord's intention to relocate at least ninety (90) days before undertaking such relocation. The Landlord shall pay all reasonable moving costs incurred by Tenant in connection with such move. Tenant agrees to provide an estimate of such moving costs within two (2) weeks of notification by Landlord. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Demised Premises immediately before such relocation, and shall automatically thereafter cover the space to which the Demised Premises have been relocated, as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto; provided, that each party hereto shall, promptly upon its receipt of a

Demised Premises at any time without any liability to the Tenant. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to Common Areas, provided Landlord by reasonable regulation may control such access for the comfort, convenience and protection of all tenants in the Building.

Tenant agrees to provide Landlord with two (2) keys (including "key cards") and any access codes or cards to each exterior lock in the Demised Premises.

SECTION 9.04 - LANDLORD'S RULES AND REGULATIONS

Landlord reserves the right to establish (and change from time to time) regulations it deems reasonably appropriate for the common use and benefit of all tenants, with which regulations Tenant shall comply.

SECTION 9.05 - WINDOW TREATMENTS, SIGNS, AND EXTERIOR APPEARANCE

Tenant may not erect, install, or display any sign, advertising material, or window treatment on any wall or window surface of the Demised Premises visible from the exterior or on the Building, without the prior written consent of the Landlord. Landlord will not approve any signs, advertising material or window treatments which, in the sole discretion of the Landlord, are detrimental to the external appearance of the Building, Property or the Common Area. Notwithstanding the foregoing, Tenant may, at Tenant's sole cost and expense, furnish, install, and maintain a building-standard Tenant identification sign, built to Landlord's standard sign specifications, on the facade of the Building. Landlord reserves the right to require Tenant to utilize Landlord's sign vendor for the manufacture and installation of such building-standard sign. Landlord reserves the right, at any time, to change the name by which the Property or the Building is designated.

SECTION 9.06 - LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS

In the event the Tenant shall fail to discharge any duties and obligations hereunder imposed upon Tenant, the Landlord shall have the right, but not the obligation, at Landlord's sole discretion, to perform such duties or obligations and, in such event, the Landlord and its agents shall be entitled to receive as reimbursement from the Tenant, upon demand, an amount equal to One Hundred Twenty Percent (120%) of the total of all costs and expenses incurred by Landlord in performing such duties or obligations. Any such reimbursement and charge shall constitute Additional Rent hereunder.

ARTICLE 10
FINANCING AND REFINANCING

SECTION 10.01 - ESTOPPEL CERTIFICATE

Tenant will furnish to Landlord and/or to the holder or prospective holder of any mortgage or deed of trust from time to time encumbering the Demised Premises, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) the Lease is in full force and effect, that Landlord is in compliance with its respective obligations thereunder, and that Tenant has no offsets or claims against Landlord. Tenant agrees to execute and deliver, and to cause any guarantor to execute and deliver, within ten (10) days after Tenant's receipt thereof, an instrument of estoppel in the form attached hereto as EXHIBIT E, or such other form as Landlord or its mortgagee may request. Tenant hereby appoints Landlord as its true and lawful attorney to execute for and on behalf of Tenant the foregoing instrument of estoppel in the event Tenant does not execute and return the same within ten (10) days after its receipt of such instrument.

to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by Landlord, its lender, or ground lessor. Tenant shall promptly on request attorn to any mortgagee, or to the future owner(s) of the Demised Premises or Property, or the purchaser at any foreclosure or sale under proceedings taken under any mortgage, security agreement, like instrument, or ground lease, and shall recognize such mortgagee, owner, or purchaser as Landlord under this Lease. In the event that Tenant refuses to or does not respond to Landlord's written request to execute any such documents as aforesaid within ten calendar days, then Landlord shall, without any further action required on the part of the Tenant, be empowered as Tenant's attorney-in-fact to deliver such documentation.

SECTION 10.03 - CERTAIN CHANGES FOR FINANCING Omitted.

ARTICLE 11
DESTRUCTION OR CONDEMNATION

SECTION 11.01 - DESTRUCTION OF PREMISES

If the Demised Premises are totally destroyed by fire or other casualty not resulting from the wrongful or negligent act of Tenant, either Landlord or Tenant may by written notice, given not later than thirty (30) days after the date of such total destruction, terminate this Lease, in which event Rent paid for the period beyond the date of destruction shall be refunded to Tenant. If there is not total destruction and Tenant reasonably is required to close operation during repairs, Monthly Minimum Rent and monthly installments of Tenant's share of Operating Expenses shall abate while so closed, but if Tenant is able to continue its operations during repairs, Monthly Minimum Rent and monthly installments of Tenant's share of Operating Expenses shall be adjusted and prorated in the proportion which the area of unusable leased space bears to the total Demised Premises, providing that Landlord shall not in such case have any liability for losses claimed by Tenant. However, if: (i) the damages are such that Landlord concludes that restoration cannot be completed within one hundred and fifty (150) days; or (ii) less than ten percent (10%) of the Lease Term remains; or (iii) in Landlord's judgment, the cost of restoration will exceed the amount of the cumulative Monthly Minimum Rent due from the Tenant for the next twelve calendar months succeeding the date of the casualty; or (iv) insurance carried by Landlord is insufficient to restore the Demised Premises, Landlord may at its option terminate this Lease. If all or any part of the Demised Premises is damaged by cause due to fault or neglect of Tenant, its agents, employees, invitees, or licensees, there shall be no apportionment or abatement of any rent. Landlord shall not be required to restore fixtures or improvements made or owned by Tenant that were not part of Landlord's Work or subsequently constructed in the Demised Premises by Landlord as part of the Landlord's work or other Lease terms.

SECTION 11.02 - CONDEMNATION

If the whole or more than twenty per cent (20%) of the Demised Premises is taken by any governmental agency or corporation vested with the right of exercise of eminent domain, whether such taking be effected by Court action or by settlement with the agency exercising or threatening to exercise such power and if the property so taken renders the remainder of the Demised Premises unfit for the use thereof by Tenant, then Tenant shall have the option to terminate this Lease, which option must be exercised by notice in writing, received by Landlord within sixty (60) days of such taking. If the Tenant shall not elect to terminate, or if the taking does not interfere with Tenant's use of the Demised Premises to the extent Tenant does not have an option to terminate, there shall be an adjustment of all rents reflecting on a pro-rata basis any reduction in the Demised Premises.

If the whole, or a substantial part, as determined by Landlord in its sole discretion, of the common parking areas shall be acquired or condemned as aforesaid, then the term of this Lease shall cease and terminate as of the date of title vesting in such public or quasi public entity unless Landlord shall take immediate steps to provide other suitable parking facilities. In the event that Landlord shall provide such other parking facilities, then this Lease shall continue in full force and effect without any reduction or abatement of rent.

In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment, provided such award to Tenant does not reduce the Landlord's award and is a separate award made by the condemning authority.

ARTICLE 12
DEFAULT BY TENANT AND LANDLORD'S REMEDIES

SECTION 12.01 - EVENTS OF DEFAULT

For purposes of this Lease, the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

(a) Tenant fails to pay any Monthly Minimum Rent, Additional Rent or other monetary payments as and when provided in this Lease;

(b) Tenant breaches any other covenant; term, condition, agreement or obligation herein set forth and shall fail to cure such breach within ten (10) days after written notice. If the breach is not curable within ten (10) days due to reliance upon 3rd parties to perform cure, then Tenant shall provide Landlord a written schedule to cure including justification for extending the cure period and the cure period will be extended for up to an additional 30 days for a total not to exceed 40 days;

(c) Tenant vacates or abandons the Demised Premises or fails to commence business therein within ten (10) days following the Commencement Date;

(d) The assignment by Tenant of all or any part of its property for the benefit of creditors;

(e) Omitted;

(f) The filing by Tenant of any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; or

(g) The filing against Tenant of any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; which is not dismissed within ninety (90) days.

SECTION 12.02 - LANDLORD'S REMEDIES

Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Demised Premises, expenses of reletting, reasonable attorneys' fees, and any real estate commission actually paid or required to be paid.

(b) Reenter and take possession of the Demised Premises and relet the same for Tenant's account, holding Tenant liable in damages for all expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms of this Lease, and Landlord shall not be deemed to have thereby accepted a surrender of the Demised Premises. In the event Landlord relents the Demised Premises, Landlord shall have the right to lease or let the Demised Premises or portions thereof for such periods of time and at such rents and for such use and upon such covenants and conditions as Landlord, in its sole discretion, may elect, and Landlord may make such repairs and improvements to the Demised Premises as may be necessary. Landlord shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Landlord as it may deem advisable, without being obligated to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals, nor shall anything in this subparagraph (b) limit or prohibit Landlord's right at any time to accelerate all rents and charges due from Tenant to the end of the term, or to terminate this Lease by giving notice to Tenant.

(c) Declare all Monthly Minimum Rent, Additional Rent and other charges due hereunder immediately due and payable, and thereupon all such Rents and fixed charges to the end of the Term shall thereupon be accelerated; provided, however, such accelerated amounts shall be discounted to their then present value on the basis of a four percent (4%) per annum discount from the respective dates that such amount should have been paid hereunder. In the event that any charges due hereunder cannot be exactly determined as of the date of acceleration, the amount of such charges shall be determined by Landlord in a reasonable manner based on historical increases in such charges.

(d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Florida.

Except for notices expressly required by applicable law, Tenant waives notice of termination of this Lease, notice of re-entry or institution of legal proceedings and any right of redemption, re-entry or repossession. The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the Demised Premises or any claim of injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties, or for nonpayment of Minimum Rent, Additional Rent or any other sums due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings unless the failure to do so would bar Tenant's right to do so in a separate action. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord (and, if necessary, transfer to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant. Tenant hereby consents to the jurisdiction of any state court whose jurisdiction includes the county in which the Demised Premises are located. In the event of any action or proceeding

waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of Minimum Rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by Tenant, and no waiver by Landlord of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided Landlord in this Lease, Landlord shall be entitled to the immediate restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions, provisions or agreements of this Lease. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.

SECTION 12.03 - SURRENDER OF DEMISED PREMISES

Upon termination or expiration of the Term of this Lease, the termination of Tenant's right to possession, or the vacation of the Demised Premises by Tenant, Tenant shall restore the Demised Premises at Tenant's sole expense to the same condition and configuration as existed at the Commencement Date, ordinary wear and tear only excepted, and shall cause any roof penetrations to be properly repaired by a licensed roofing contractor approved by Landlord, leaving the Demised Premises broom-clean; provided, however, that Landlord may elect to require Tenant to leave all or any (I) fixtures other than Tenant's trade fixtures ("Fixtures"), and (ii) alterations, improvements or additions performed by Tenant, Tenant's agents or contractors ("Alterations"). At least thirty (30) days prior to the termination or expiration of this Lease or Tenant's vacation of the Demised Premises, Tenant shall submit to Landlord a plan or other reasonable description of the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same. Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant's cost remove all Wires except for Wires which Landlord notifies Tenant, in writing, that Landlord wishes to remain, and Tenant shall restore the Demised Premises or Building, as the case may be, to their condition existing prior to the installation of such Wires, ordinary wear and tear excepted. Wires that Landlord has notified Tenant that Landlord is retaining are sometimes referred to herein as "Retained Wires". As to any Fixtures, Alterations and Retained Wires which Landlord notifies Tenant that Landlord is retaining, Tenant covenants that (I) immediately prior to the transfer of Tenant's interest in such Fixtures, Alterations or Retained Wires to Landlord, Tenant shall be the sole owner of such Fixtures, Alterations and Retained Wires with the sole right to surrender the same, and such Fixtures, Alterations and Retained Wires shall be free of all liens and encumbrances, (ii) all retained Fixtures, Alterations and Retained Wires shall be left in good condition and in working order, and (iii) all Retained Wires shall remain connected and be properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box, and in safe condition. Upon termination of this Lease or Tenant's right to possession, Landlord shall have the right to reenter and resume possession of the Demised Premises. Tenant's obligations under this Section 12.03 shall survive the expiration or earlier termination of the Lease.

Tenant may remove its trade fixtures provided that the same may be removed without adversely affecting or injuring the Demised Premises, the Building or the Property and that Tenant, at Tenant's sole cost, [illegible]

If Tenant does not remove its property of every kind and description from the Premises prior to the expiration or termination of the Lease, or Tenant's right to possession, however ended, or the vacation of the Demised Premises by Tenant, then, Tenant at Landlord's election to be evidenced by written notice to Tenant within 30 days after the termination of the Term, but not otherwise shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. In the event Landlord does not so elect to compel conveyance of such property, Landlord may dispose of such property in any manner whatsoever to the fullest extent permitted by law, including, without limitation, the sale, scrapping, and/or destruction thereof without further obligation to Tenant and Tenant shall pay to Landlord, promptly on demand, the reasonable expenses of such disposal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

SECTION 12.04 - HOLDING OVER

In the event Tenant shall fail to leave the Demised Premises upon expiration or termination of this Lease without Landlord's prior written consent, then Tenant shall be a tenant-at-will and Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive monthly, as rents for all the time Tenant shall so retain possession of the Demised Premises, or any part thereof, an amount equal to Two Hundred Percent (200%) of the Monthly Minimum Rent and Additional Rent due and payable during the last full calendar month of the Term (but giving no effect to any abatement of rent) as applied to such period.

If Tenant remains in possession of the Demised Premises after the end of the Term or any renewal or extension thereof and with Landlord's express prior written consent but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month only, but otherwise subject to all the covenants, conditions, and agreements of this Lease, except Monthly Minimum Rent shall be an amount equal to One Hundred Fifty Percent (150%) of the Monthly Minimum Rent due and payable during the last full calendar month of the Term (but giving no effect to any abatement of rent).

ARTICLE 13
MISCELLANEOUS PROVISIONS

SECTION 13.01 - ASSIGNMENT OF LEASE - SUBLEASE

Tenant may not assign or encumber this Lease, and may not sublet any part or all of the Demised Premises, except with Landlord's prior written consent, not to be unreasonably withheld.

SECTION 13.02 - QUIET ENJOYMENT

If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Demised Premises during the Term hereof, providing that no action of Landlord in work in other space in the Building, on other areas of the Property, or in repairing or restoring the Demised Premises, shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to Term, rent payable, or other obligations to perform. However, Landlord shall not be responsible or liable to Tenant for injury or damage resulting from acts or omissions of persons occupying property adjacent to the Demised Premises or any part of the Building in which the Demised Premises are a part, or for injury or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer, sprinkler or steam pipes, except to the extent such loss or damage arises from the willful misconduct of Landlord.

not bear interest, and unless the Landlord uses the same to cure an Event of Default of Tenant, or to restore the Demised Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall, within thirty (30) days of the termination of the Lease, refund to Tenant, so much of the deposit as it continues to hold. If Landlord transfers its interest in the Demised Premises during the Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

SECTION 13.04 - NOTICES

Any notices which Landlord or Tenant is required or desires to give to the other shall be deemed sufficiently given or rendered if, in writing, delivered personally, sent by certified or registered mail, postage prepaid, or deposited with a nationally recognized overnight courier service for overnight delivery to the address listed after the respective signatures on the last page of this Lease.

Any notice given herein shall be deemed delivered when delivered personally, when the return receipt therefore is signed or refusal to accept the mailing by the addressee is noted thereon by the postal authorities or by the overnight delivery company, as applicable.

SECTION 13.05 - LIABILITY OF LANDLORD

In the event Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, Tenant covenants and agrees to look solely to Landlord's estate and interest in the Building in which the Demised Premises are located for any recovery of money judgment from Landlord from and after the date of this Lease. In no event is Landlord, its officers or employees or an individual member, shareholder, general or limited partner of Landlord, or any successor in interest thereof, ever to be personally liable for any such judgment.

SECTION 13.06 - SALE BY LANDLORD

The Landlord may at any time assign or transfer its interest as Landlord or may sell or transfer its interest in all or part of the Property of which the Demised Premises is a part without affecting any obligations of Tenant hereunder. The term Landlord as used in this Lease so far as the covenants and obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Demised Premises at the time in question and in the event of any transfer or conveyance of the Landlord's title to such property, other than by an assignment for security only, the grantee shall automatically be substituted and the grantor shall automatically be released from any and all liability arising with respect to the performance of any covenants or obligations after the effective date of any such sale.

SECTION 13.07 - BROKERAGE

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease or the negotiation thereof, other than Traci Jenks of CB Richard Ellis and Laura Heberlie of Country Club Real Estate, whose fees (and the fees of any other broker utilized by Landlord) Landlord shall entirely pay and hold Tenant harmless in respect thereof.

SECTION 13.08 - PARKING

Landlord shall provide Tenant with unassigned parking at no additional charge, for the nonexclusive use of Tenant and its employees and visitors, in common with other tenants of the Building and their visitors at the rate of 2 spots/1000 square feet rented by Tenant, rounded to the nearest whole number (15 spots for 7563 sq.ft.) If Landlord incurs additional expenses in monitoring the parking of Tenant's employees and visitors, then Tenant shall pay to Landlord as

SECTION 13.10 - SPECIAL PROVISIONS - EXHIBIT F

Notwithstanding any contrary provisions hereof, the provisions, if any contained within EXHIBIT F constitute special provisions and agreements of the parties which shall supersede any provisions of this Lease which are inconsistent with the provisions stated within EXHIBIT F.

SECTION 13.11 - GENERAL RULES FOR INTERPRETING THIS LEASE

Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph.

The acceptance of rentals and other payments by Landlord for any period or periods after an Event of Default shall not be deemed a waiver of any rights on the part of the Landlord, including without limitation the right to terminate this Lease for any Event of Default. No waiver by Landlord of any of the terms or conditions of this Lease shall be construed as a waiver by Landlord of any subsequent Event of Default.

The invalidity of any provision of this Lease shall not have any effect on the balance hereof.

Should Landlord or Tenant institute any legal proceedings against the other for breach of any provision herein contained, and prevail in such action, the non-prevailing party shall in addition be liable for the reasonable costs and expenses of the prevailing party, including its reasonable attorney's fees.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be held responsible for delays in the performance of its obligations hereunder when due to events of *Force Majeure*, as defined in Section 3.04 herein.

This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

This Lease is executed with the express intent and understanding that it shall supersede any and all prior discussions and or agreements between the parties hereto, it being understood and agreed that the Lease contains the entire understanding and agreement concerning the Lease of the Demised Premises described herein.

This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

This Lease may not be recorded without Landlord's prior written consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes.

The singular shall include the plural, and the masculine or neuter includes the other.

This Lease shall be construed under the laws of the State of Florida.

This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

or discussion between Landlord and Tenant shall not constitute a reservation of or option for the Demised Premises or create any legal obligation or liability whatsoever on Landlord.

SECTION 13.12 - LANDLORD'S SECURITY INTEREST Omitted.

SECTION 13.13 - RADON GAS.

In accordance with the requirements of Florida Statutes Section 404.056(5), the following notice is hereby given to Tenant: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

SECTION 13.14 - TIME OF ESSENCE.

Time is of the essence in the performance of each provision of this Lease Agreement.

SECTION 13.15 - OFAC COMPLIANCE/PATRIOT ACT.

Tenant represents and warrants that (a) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors, or managing members is a person or entity (each, a "Prohibited Person") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the "Executive Order") signed on September 24, 2001 and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), or other governmental action, (b) Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "Money Laundering Act") (i.e., Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"), and (c) throughout the Term of this Lease Tenant shall comply with the Executive Order, the Money Laundering Act, and the Patriot Act.

SECTION 13.16 – LANDLORD'S WAIVER.

Landlord waives any claim to any Tenant inventory and, as a condition to Tenant's obligations under this Lease, will execute documentation from Tenant's lender reflecting same.

Signatures on following page

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

SIGNED, SEALED AND DELIVERED in the presence of:

Witness #1: ______________________

Print Name: ______________________

Witness #2: ______________________

Print Name: ______________________

LANDLORD:

Windsor Interstate South LLC,
a Delaware limited Liability Company

By: ______________________
Name: ______________________
Title: ______________________

ADDRESS FOR LANDLORD FOR NOTICES UNDER LEASE:

GID Investment Advisors LLC
High Street Tower
125 High Street, 27th floor
Boston, MA 02110
Attn: General Counsel

With a copy to:

CB Richard Ellis
Attn: Property Manager Interstate South Commerce Center
9428 Baymeadows Road
Suite 240
Jacksonville, FL 32256

****

SIGNED, SEALED AND DELIVERED in the presence of:

Witness #1: [signature]

Print Name: [handwritten name]

Witness #2: [signature]

Print Name: [handwritten name]

TENANT:

Emtec, Inc

By: [signature]
Name: **David Micales**
Title: **Senior Vice President Operations**

ADDRESS FOR TENANT FOR NOTICES UNDER THIS LEASE:

Emtec, Inc

EXHIBIT A
DEMISED PREMISES

9450 Philips Highway, Suite #1

Also attached is a site plan drawing showing the Demised Premises location within the Building.

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Interstate South Commerce Center

Building 9450, Suite #1 (7,563 sq ft)

OFFICE
4,236 SF
WAREHOUSE

3,327 SF

EXHIBIT B
LEGAL DESCRIPTION

A PORTION OF THE ANTHELM GAY GRANT, SECTION 66, TOWNSHIP 3 SOUTH, RANGE 27 EAST, TOGETHER WITH A PORTION OF THE ANTHELM GAY GRANT, SECTION 52, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF BEGINNING, COMMENCE AT THE INTERSECTION OF THE SOUTHWESTERLY RIGHT OF WAY LINE OF PHILIPS HIGHWAY (U.S. HIGHWAY NO. 1), A 150 FOOT RIGHT OF WAY AS PRESENTLY ESTABLISHED, WITH THE SOUTHEASTERLY RIGHT OF WAY LINE OF SHAD ROAD, AN 80 FOOT RIGHT OF WAY AS PRESENTLY ESTABLISHED, SAID POINT LYING ON A CURVE CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 11, 521.54 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE AND SAID SOUTHWESTERLY RIGHT OF WAY LINE, THROUGH A CENTRAL ANGLE OF 03°58'49", AN ARC DISTANCE OF 800.40 FEET TO A POINT OF TANGENCY OF SAID CURVE, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF SOUTH 37°40'02" EAST, 800.24 FEET; THENCE SOUTH
39°39'30" EAST CONTINUING ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE, 1,841.10 FEET TO A POINT LYING ON THE WESTERLY LINE OF PARK PLACE AT THE AVENUES AS DESCRIBED AND RECORDED IN PLAT BOOK 45, PAGE 88, OF THE CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA; THENCE SOUTH 16°15'59" WEST, DEPARTING SAID SOUTHWESTERLY RIGHT OF WAY LINE, 469.75 FEET TO A POINT LYING ON THE NORTHEASTERLY RIGHT OF WAY LINE OF FLORIDA EAST COAST RAILWAY, A 100 FOOT RIGHT OF WAY; THENCE NORTH 39°39'34" WEST, ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE, 2,606.21 FEET TO THE POINT OF CURVATURE OF A CURVE, CONCAVE NORTHEASTERLY HAVING A RADIUS OF 6,940.82 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE AND CONTINUING ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE, THROUGH A CENTRAL ANGLE OF 02°37'19", AN ARC DISTANCE OF 317.62 FEET TO A POINT LYING ON SAID SOUTHEASTERLY RIGHT OF WAY OF SHAD ROAD, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF NORTH 38°24'43" WEST, 317.60 FEET; THENCE NORTH 53°05'01" EAST, DEPARTING SAID NORTHEASTERLY RIGHT OF WAY LINE AND ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE OF SHAD ROAD 410.52 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT THAT PORTION BEING IDENTIFIED AS PARCEL 127, CONVEYED TO THE CITY OF JACKSONVILLE BY AMENDED DECLARATION OF TAKING, RECORDED IN O.R. BOOK 9611, PAGE 621, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PART OF THE ANTHELM GAY GRANT, SECTION 66, TOWNSHIP 3 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA (ALSO BEING A PART OF THOSE LANDS DESCRIBED IN O.R. VOLUME 6276, PAGE 1004, OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY), BEING DESCRIBED AS FOLLOWS:

BEGIN AT THE INTERSECTION OF THE SOUTHWESTERLY RIGHT OF WAY LINE OF PHILLIPS HIGHWAY (A 150 FOOT RIGHT OF WAY AS NOW ESTABLISHED) WITH THE SOUTHEASTERLY RIGHT OF WAY LINE OF SHAD ROAD (AN 80 FOOT RIGHT OF WAY AS NOW ESTABLISHED AT THIS LOCATION); THENCE SOUTH 51°36'23" WEST, ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE OF SHAD ROAD, A DISTANCE OF 10.00 FEET; THENCE SOUTH 82°45'26" EAST, A DISTANCE OF 13.98 FEET TO THE INTERSECTION WITH THE SAID SOUTHWESTERLY RIGHT OF WAY LINE OF PHILLIPS HIGHWAY AND A POINT ON A CURVED DEFINING SAID RIGHT OF WAY; THENCE NORTHWESTERLY ALONG AND AROUND THE ARC OF SAID CURVE CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 11,521.66 FEET, AN ARC DISTANCE OF 10.00 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF NORTH 37°06'46" WEST, A DISTANCE OF 10.00 FEET

EXHIBIT C

Description of Landlord's Work

Space plan attached on next page showing new construction.

1. Add two new walls in the office area with a 3'X7' door with a 2'X5' window.
2. Add a new double door (3'X7') each into the warehouse area.
3. Install one 3'X7' door into office Demolition for 1-door opening.
4. Add a 10' x 12' office in the warehouse area with a 3'X7' door and a 3'x5' observation window.
5. Build out a closet around the hot water heater in the office in the warehouse
6. Patch acoustical ceiling at new partition walls.
7. Door units are:
    a. 1-Pair 3/o x 7/o solid core birch doors with hardware & closure for opening into warehouse.
    b. 3-3/o x 7/o solid core birch door unit with hardware.
8. Vinyl base at new walls.
9. Paint new walls, doors & frame (2) coats.
10. Electric:
    a. Relocate existing 2 x 4 lay-in fixtures for new room layout and provide in new office.
    b. Provide (1) new exit light and (3) single pole switches.
    c. Provide (4) duplex outlets and (2) phone data stub ups.
    d. Provide (1) 20 AMP and (1) 30 AMP dedicated outlet in server room.
    e. Provide (5) 20 AMP dedicated outlets in configuration room.
    f. Provide (1) 20 AMP dedicated outlet for fork lift.
    g. Provide power to (3) power poles for system furniture.
11. Supervision, clean, dump fees, etc.
12. Normal work hours.
13. Relocate 3-HVAC diffusers. & add 1-supply grill in warehouse office.
14. 1-Plywood phone board.

Interstate South Commerce Center

Building 9450, Suite #1 (7,563 sq ft)



WAREHOUSE
3,327 SF
CLOSET AROUND WATER HEATER
3' x 5' WINDOW
NEW DOUBLE DOORS
10' x 12'
SERVER ROOM
TELEPHONE BOARD
NEW DOOR WITH 2' x 5' GLASS
OFFICE
4,736 SF
NEW DOOR

CBRE
CB RICHARD ELLIS

EXHIBIT D

Tenant Acceptance of Demised Premises Memorandum

This Lease Acceptance Letter is made by and between **WINDSOR AT INTERSTATE SOUTH LLC**, a Delaware limited liability company, as Landlord, and **Emtec, Inc., a New Jersey corporation**, as Tenant.

BACKGROUND

Landlord and Tenant are parties to that certain Lease Agreement dated **09 February 2009** ("Lease Agreement"), which Lease Agreement grants to Tenant a lease of the premises located at **9450 Philips Highway**, Suite #1, Jacksonville, Florida, **32256-1331**, and as more particularly described in the Lease Agreement ("Demised Premises").

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Lease Commencement Date of the Lease is: **01 February 2009**.
2. The Rent Commencement Date of the Lease is: **01 February 2009**.
3. The Expiration Date of the Lease is: **31 March 2014**.
5. Tenant is in possession of, and has accepted, the Demised Premises in its present "as is" condition and agrees that all the work (if any) to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed.

SIGNED, SEALED AND DELIVERED in the presence of:	LANDLORD:
Witness #1: ______________________	**Windsor at Interstate South LLC,** a Delaware limited Liability Company
Print Name: ______________________	
Witness #2:	By: ______________________
	Name: ______________________
______________________	Title: ______________________
Print Name: ______________________	

SIGNED, SEALED AND DELIVERED in the presence of:	TENANT:
	Emtec, Inc. a **New Jersey Corporation**
Witness #1:	
______________________	**By:** ______________________
Print Name: ______________________	**its:** ______________________

EXHIBIT F
SPECIAL PROVISIONS

In the event the Landlord and Tenant agree to any special provisions, the special provisions shall be listed on this EXHIBIT F.

NONE

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